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As filed with the Securities and Exchange Commission on June 16, 2003

Registration Nos. 333-_______ and _______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

46-0391436
(I.R.S. Employer Identification No.)

520 Main Avenue,
Fargo, North Dakota 58124-0001
(701) 298-5600
(Address including zip code, and telephone number, including area code, of registrant's principal executive office)

CFB CAPITAL VI
(Exact name of co-registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

520 Main Avenue,
Fargo, North Dakota 58124-0001
(701) 298-5600
(Address including zip code, and telephone number, including area code, of registrant's principal executive office)

Mark A. Anderson
President and Chief Executive Officer
Community First Bankshares, Inc.
520 Main Avenue
Fargo, North Dakota 58124-0001
(701) 298-5600
(Name, address, including zip code, and telephone number
including area code, of agent for service)

COPIES TO:
Jonathan B. Levy, Esq.
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
Telephone: (612) 371-3211

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock par value $.01 per share(2)	(6)	(6)	(6)	—

Preferred Stock par value $.01 per share	(6)	(6)	(6)	—

Debt Securities(3)	(6)	(3)(6)	(3)(6)	—

% Cumulative Capital Securities of CFB Capital VI	(6)	(6)	(6)	—

Junior Subordinated Debentures of Community First Bankshares, Inc.(4)	(6)	(6)	(6)	—

Guarantee of Community First Bankshares, Inc. with respect to the Cumulative Capital Securities of Co-registrant CFB Capital VI(5)	(6)	(6)	(6)	—

Total Registration Fee	$120,000,000	(6)	$120,000,000	$9,708

(1)
The Registrant is registering an indeterminate number of or total principal amount of securities as may be issued at various times and at indeterminate prices, with a total public offering price not to exceed $120,000,000. The proposed maximum offering price per unit will be determined from time to time by Community First Bankshares, Inc. in connection with the securities registered hereunder.
(2)
Associated with the Common Stock are rights to purchase preferred stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
(3)
The debt securities may consist of one or more series as described herein. The debt securities may include accrued interest, and may be issued at original issue discount.
(4)
The Junior Subordinated Debentures will be purchased by CFB Capital VI with the proceeds of the sale of the % Cumulative Capital Securities. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Capital Securities upon CFB Capital VI's dissolution and the distribution of its assets.
(5)
This Registration Statement is deemed to cover the Junior Subordinated Debentures of Community First Bankshares, Inc., the rights of holders of the Junior Subordinated Debentures of the Company under the Indenture, the rights of holders of the Capital Securities under the Trust Agreement, the Guarantee, the Expense Agreement entered into by the Company and the co-registrant and certain backup undertakings as described herein. No separate consideration will be received for the Guarantee or such backup undertakings.
(6)
Not applicable pursuant to General Instructions II.D. of Form S-3.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 16, 2003

PROSPECTUS

COMMUNITY FIRST BANKSHARES, INC.

CFB CAPITAL VI

$120,000,000

Our common stock is quoted on the Nasdaq National Market under the symbol "CFBX."

Under this prospectus, we may offer and sell up to $120 million of the following kinds of securities:

  •
  Common Stock;

  •
  Preferred Stock;

  •
  Debt Securities;

  •
  Capital Securities of CFB Capital VI (fully and unconditionally guaranteed on a subordinated basis by Community First);

  •
  Junior Subordinated Debentures; and

  •
  Guarantee of Community First with respect to the Capital Securities.

        CFB Capital VI is a Delaware statutory trust which may sell capital securities to the public and common securities to Community First. In connection with these sales, the trust will use the proceeds to buy an equal principal amount of junior subordinated debentures of Community First.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

        These securities are not deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

        An investment in the securities described in this prospectus involves risks. Please see "Risk Factors" on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        .

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell common stock, preferred stock, debt securities or capital securities either separately or in units, in one or more offerings up to a total dollar amount of $120,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may provide a pricing supplement that will describe specific terms of your security. When we refer in this prospectus to the prospectus supplement, we mean the specific prospectus supplement that applies to the series of securities we are offering to you. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

COMMUNITY FIRST BANKSHARES

        Community First Bankshares is a bank holding company that, as of June 1, 2003, operated through one bank subsidiary, had banking offices in 136 communities in 12 states, and had total assets of approximately $5.7 billion. Our banking offices serve primarily small and medium-sized communities and the surrounding market areas in the states of Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. Our banking offices provide a full range of financial products and services to individuals and businesses, including consumer and commercial banking, trust, insurance, and investments. We provide our banking offices with a number of support functions, such as data processing services, credit policy formulation and review, investment management and specialized staff support. Credit and product offerings are being centralized to increase efficiency.

        Certain of our banking offices have been designated as either a Regional Financial Center or Community Financial Center. Regional Financial Centers offer a full array of financial products and services for both the corporate and retail market, including banking, trust, and investment products. Regional Financial Centers are typically aligned along a hub and spoke system, with one larger office directing and supporting smaller offices in close geographic proximity. Regional Financial Centers are managed by bank presidents. Community Financial Centers are less geographically concentrated, but also offer a complete line of financial products and services. Their emphasis is more focused on retail products, investments and insurance. Community Financial Centers are managed by branch managers. We are also integrating our insurance and investment sales forces into our Regional Financial Centers to move towards a one-stop financial services supermarket.

        We believe that this structure allows us to staff our offices with financial service professionals who are sensitive to the financial needs of our customers and can better respond to those needs. In addition to improving staffing, an important part of our strategy is to utilize technology to improve product and service delivery channels. As part of our focus on technology and improved product distribution, we have entered into a joint venture with Wells Fargo to exclusively handle our mortgage origination process. This structure permits us to offer our customers a broader line of mortgage products more efficiently through improved access to technology and back-office support. To provide more products and services to our customers, our employees are trained and encouraged to be sales-focused as we seek to build a complete financial management relationship with our customers.

        The mailing address of our principal executive office is 520 Main Avenue, Fargo, North Dakota 58124-0001, and our telephone number is (701) 298-5600.

THE TRUST

        CFB Capital VI is a Delaware statutory trust formed by us as a financing subsidiary. The trust may from time to time:

  •
  sell capital securities representing undivided beneficial interests in the trust to the public;

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  sell common securities representing undivided beneficial interests in assets of the trust to us;

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  use the proceeds from these sales to buy an equal principal amount of our junior subordinated debentures;

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  distribute the cash payments they receive on the junior subordinated debentures they own to the holders of their capital and common securities; and

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  engage in other activities necessary or incidental to the previously described activities.

        All of the common securities of the trust will be owned by us. The common securities of the trust will rank equally, and payments will be made pro rata with the capital securities of the trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of the trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

        The trust's business and affairs will be conducted by five trustees, appointed by us, as the holder of the trust's common securities. Unless an event of default under the junior subordinated indenture has occurred and is continuing, we may remove any trustee at any time. The duties and obligations of the trustees will be governed by the trust agreement. Three administrative trustees for each trust will be persons who are employees or officers of or affiliated with us. A financial institution which is unaffiliated with us will act as property trustee, Delaware trustee under the trust agreement and as indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless this institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware. The institutional Delaware trustee will initially be Wilmington Trust Company of Wilmington, Delaware.

        We have not included separate financial statements of the trust in this prospectus. We do not believe that holders of the capital securities would find these financial statements helpful because:

  •
  all of the voting securities of the trust will be owned, directly or indirectly, by us, and we are a reporting company under the Securities Exchange Act of 1934;

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  the trust has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the capital securities and the common securities, investing the proceeds in junior subordinated debentures issued by us, distributing the cash payments received on the junior subordinated debentures to the holders of the capital and common securities, and engaging in other activities necessary or incidental to these activities;

  •
  our obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee on a subordinated basis of payments due on the capital securities; and

  •
  the trust does not file periodic reports with the SEC.

        The trust has a term of approximately 35 years, but may terminate earlier as provided in the trust agreement. We will pay all fees and expenses related to the trust and the offering of their securities.

        The principal place of business of the trust will be c/o Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001, telephone number (701) 298-5600.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement (including any filings made after the filing of this registration statement before its effectiveness) before the time that we sell all the securities offered by this prospectus:

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  Annual report on Form 10-K for the year ended December 31, 2002 filed on March 19, 2003 (including information specifically incorporated by reference into our Form 10-K from our 2002 annual report to stockholders and from our definitive proxy statement for our 2002 annual meeting of stockholders filed on March 13, 2003);

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  Quarterly report on Form 10-Q for the three month period ended March 31, 2003 filed on May 14, 2003;

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  Current report on Form 8-K filed on March 6, 2003 related to an offering of securities by CFB Capital IV;

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  Description of our common stock as described in our Form 8-A Registration Statement filed with the SEC on April 7, 1994 and amended September 19, 1994;

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  Description of our common stock as described in our Form 8-A Registration Statement filed with the SEC on August 13, 1991; and

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  Description of our preferred stock purchase rights as described in our Form 8-A Registration Statement filed with the SEC on January 9, 1995, and Amendment No. 1 to Form 8-A filed on December 6, 2002.

        In addition to these filings, we have also submitted the following Form 8-Ks with the SEC which contain information that is furnished to the SEC, and not incorporated by reference into this prospectus:

  •
  Current report on Form 8-K dated April 17, 2003 that contained a press release announcing our results for the first quarter of 2003; and

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  Current report on Form 8-K dated June 4, 2003 that contained slides of an investor presentation that our executives delivered to institutional investors.

        You may request a copy of any of our SEC filings at no cost, by writing to or telephoning us:

      Chief Executive Officer
      Community First Bankshares, Inc.
      520 Main Avenue
      Fargo, North Dakota 58124-0001
      (701) 298-5600

        You should rely only on the information included or incorporated by reference in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our Web site is not a part of this prospectus or a prospectus supplement.

RISK FACTORS

        Our earnings are significantly affected by general business, interest rates and economic conditions. Our business and financial results are affected by general business and economic conditions in the United States and abroad. These conditions include short-term and long-term interest rates, inflation, monetary supply, fluctuations in both debt and equity capital markets, and the condition of the U.S. economy, in general, and the local economies in which we operate. Should economic conditions continue to worsen in the United States or abroad, demand for loans and other products and services we offer could decrease and the number of borrowers who fail to repay their loans could increase. In addition, interest rates in the United States have been at their lowest levels in decades and if interest rates now rise, demand for loans could decrease. Banks depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, including the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Our performance is subject to interest rate risk to the degree that our interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than our interest earning assets. Although we have an asset liability management strategy designed to control our risk from changes in market interest rates, rapid and sustained changes in interest rates still could have an adverse effect on our profitability. At December 31, 2002, based on the difference between repricing assets and repricing liabilities, we were liability sensitive which means that our liabilities would reprice more quickly than our assets as interest rates change. This means that a rising interest rate environment would increase our interest expense faster than what we might earn on our assets.

        Credit losses are inherent in our business, and our allowance for loan losses may be inadequate to cover actual loan losses. Every loan carries a risk of non-payment. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our loan portfolio. We make a number of assumptions and judgments about the collectibility of our loan portfolio when determining the amount of the loan loss allowance. We determine the amount of the allowance through a periodic review and consideration of several factors, including: the quality, size and diversity of our loan portfolio; an evaluation of non-performing loans; our historical loan loss experience; and the amount and quality of collateral, including guarantees, securing the loans.

        If our assumptions are wrong, our allowance for loan losses may be insufficient to cover our losses and have an adverse effect on our operating results and we may need to increase our allowance in the future. These policies and procedures, however, may not prevent unexpected losses and substantial allocations to our allowance for loan losses that could materially adversely affect our results of operations. In the first quarter of 2001 we recorded a special loan loss provision to maintain our loan loss reserves. We cannot assure you that we will not need to record similar provisions in the future.

        The financial services industry is highly competitive.    We operate in a competitive environment for our financial products and services. The competition among financial services companies to attract and retain customers is intense. Customer loyalty can be easily influenced by a competitor's new products, especially offerings that provide cost savings to the customer. Some of our competitors may be better able to provide a wider range of products and services. We expect these competitive pressures to increase due to legislative, regulatory and technological changes and the continued consolidation in the financial services industry. Technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks. Also, investment banks and insurance companies are competing with banks in traditional banking businesses such as lending and consumer banking. Many of our competitors are larger and better capitalized than we are. Many of our competitors may also have fewer regulatory constraints and lower cost structures. We expect that the consolidation of the financial services industry will result in larger, better-capitalized companies offering a wide array of financial services and products. Despite consolidation and cross-selling opportunities in the financial services industry, there are significant restrictions on our use of customer financial information that could make it difficult or costly for us to cross-sell banking, insurance and investment products to our customers.

        Our earnings are significantly affected by the fiscal and monetary policies of the federal government and its agencies.    The policies of the Federal Reserve Board impact us significantly. The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies directly and indirectly influence the rate of interest that commercial banks pay on their interest-bearing deposits and can affect the value of financial instruments we hold. Those policies also determine to a significant degree our cost of funds for lending and investing. Changes in those policies are beyond our control and are hard to predict. Federal Reserve Board policies can also affect our borrowers, potentially increasing the risk that they may fail to repay their loans.

        Maintaining or increasing our market share depends on market acceptance of new products and services.    Our success depends, in part, on our ability to develop, and gain customer acceptance of, new products and services. Financial services companies face increasing pressure to provide products and services at lower prices. This can reduce our net interest margin and revenues from our fee-based products and services. In addition, the widespread adoption of new technologies, including Internet-based services, could require us to make substantial expenditures to modify or adapt our existing products and services. We may not be able to successfully introduce new products and services, achieve market acceptance of our products and services, or develop and maintain loyal customers.

        Changes in the regulatory structure or the statutes or regulations that apply to us could have a material impact on our operations.    We are subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Office of the Comptroller of the Currency. The supervision, regulation and examination of banks and bank holding companies by bank regulatory agencies are intended primarily for the protection of depositors rather than the shareholders of these entities. Our success depends on our continued ability to comply with these regulations. Some of these regulations may increase our costs and thus place non-bank financial institutions in stronger, more competitive positions. Regulatory authorities have extensive discretion in carrying out their supervisory and enforcement responsibilities. They have also implemented regulations which have increased capital requirements, increased insurance premiums, required approval of acquisitions and other changes of control, and resulted in increased administrative and professional expenses. Any change in the existing regulatory structure or the applicable statutes or regulations could have a material impact on our operations. Additional legislation and regulations may be enacted or adopted in the future which could significantly affect our powers, authority and operations, which in turn could have a material adverse effect on our operations.

        We are dependent upon key executives who would be difficult to replace.    Our continued profitability is dependent on our senior management team. We would likely have a difficult transition period if the services of any of our senior executives were lost for any reason. Recruiting talent in the competitive financial services industry is difficult generally. There is no assurance that we will be able to retain our current key executives or attract additional qualified key persons as needed.

        Our performance is significantly affected by the results of our strategies and initiatives.    Over the past few years, we have undertaken a series of strategic initiatives designed to improve customer service and strengthen our position as a provider of diversified financial services. These initiatives include: refining our model for delivery of financial services; centralizing credit operations; consolidating our bank charters into one bank charter and our insurance operations into a single entity; contracting our asset base and implementing a common share repurchase program to enhance utilization of shareholder capital; and establishing a mortgage joint venture to efficiently deliver mortgages. We have also continued to acquire insurance agencies, and are developing a market extension strategy to complement the geographic areas that we are currently serving. Our strategies may not be successful, which could have a material adverse effect on our operations.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus including the documents that are and will be incorporated by reference into this prospectus contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings or results from those presently anticipated or projected. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

        Forward-looking statements give our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. A number of factors, many of which are beyond our control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The important factors that could cause our actual results to include those discussed in risk factors in this prospectus, those discussed in risk factors in any prospectus supplement, those discussed under the "Forward-Looking Statements" in our 2002 Annual Report to Stockholders and a similarly entitled section in our Form 10-K for the fiscal year ended December 31, 2002 and those discussed in our other SEC filings incorporated by reference into this prospectus. We encourage you to read these sections carefully. We will not necessarily update information in this prospectus or incorporated by reference into this prospectus if any forward-looking statement turns out to be inaccurate.

RATIOS OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Ratios of Earnings to Fixed Charges
Excluding Interest on Deposits	9.86x	9.13x	9.27x	5.16x	3.62x	4.27x	3.58x
Including Interest on Deposits	2.61x	2.16x	2.32x	1.61x	1.51x	1.61x	1.37x

        For purposes of calculating the ratios of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges, fixed charges represent interest expense, including the interest component of rental expense, and preferred stock dividends.

USE OF PROCEEDS

        Unless the prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

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  redeem or repurchase outstanding securities;

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  repay other debt;

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  finance acquisitions of companies and other assets; and

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  provide working capital.

        Until the net proceeds have been used, they will be invested in short-term marketable securities.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock, but is not complete. For the complete terms of the common stock, please refer to our amended and restated certificate of incorporation, our amended bylaws, and our rights agreement, which are incorporated by reference into the registration statement that includes this prospectus.

General

        Our amended and restated certificate of incorporation authorizes us to issue up to 82,000,000 shares of stock, consisting of 80,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, $.01 par value per share, of which 150,000 shares are designated as Series A junior participating preferred stock. As of May 9, 2003, there were 38,447,050 shares of common stock outstanding, net of treasury shares, held by approximately 2,100 shareholders of record, and there were no shares of preferred stock outstanding.

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders; except that each stockholder may cumulate votes in the election of directors. Cumulative voting means that each common stockholder will have a number of votes equal to the number of shares held by such holder multiplied by the number of directors to be elected. These votes may be cast for a single candidate or divided among any number of candidates. In certain circumstances, cumulative voting rights allow the holders of less than a majority of common stock to elect directors when the holders may not be able to elect any directors if cumulative voting was not allowed.

        The common stock has no preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets legally available for distribution to stockholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Each outstanding share of common stock is, and any shares of common stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

Dividends, Distributions and Redemptions

        Subject to preferences that may apply to any preferred stock outstanding, holders of the common stock are entitled to receive dividends out of earnings or surplus legally available at the times and in the amounts that the board of directors may determine. Under Delaware corporate law, we may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or in the preceding year. No dividends may be declared, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. Our ability to pay dividends on our issued and outstanding common stock may be limited, from time to time, by covenants under existing or future loan agreements.

        Federal banking laws and regulations limit our ability to redeem our equity securities. In general, bank holding companies are required to obtain the prior approval of the Federal Reserve Board before any redemption of permanent equity or other capital instruments, if the aggregate amount of such redemptions over a twelve-month period exceeds ten percent of our net worth. However, a bank holding company is not required to obtain the prior Federal Reserve Board approval for the redemption if:

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  both before and immediately after the redemption, the bank holding company is well capitalized;

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  the bank holding company is well managed; and

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  the bank holding company is not the subject of any unresolved supervisory issues.

        We currently satisfy all of these criteria. Finally, any perpetual preferred stock with a feature permitting redemption at the option of the issuer may qualify as capital only if the redemption is subject to the prior approval of the Federal Reserve Board.

        If we were liquidated, the common stockholders would be entitled to receive, pro rata, all assets available for distribution to them after full satisfaction of our liabilities and any payment applicable to the preferred stock then outstanding.

Shareholder Rights Plan

        On January 5, 1995, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend was payable to stockholders of record on January 19, 1995. Each right entitles the registered holder to purchase one one-hundredth (1/100) of a share of Series A junior participating preferred stock, par value $.01 per share, at a price of $31.50 per one one-hundredth of a share. The description and terms of the rights are set forth in a rights agreement, dated as of January 5, 1995, between us and Wells Fargo Bank Minnesota, N.A., as rights agent. The rights agreement was amended and restated effective as of August 13, 2002.

        The rights will be transferred with common stock certificates until a distribution event. The rights will separate from the shares of common stock, and become exercisable upon the earlier of the tenth day following:

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  the first date of public announcement that a person or group of affiliated or associated persons has become the beneficial owner of 15% or more of our voting securities, or

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  the commencement of, or a public announcement of an intention to make, a tender offer or exchange offer that would result in a person or affiliated or associated persons becoming the beneficial owners of 15% or more of our voting securities.

        If the rights become exercisable, each holder of a right may purchase common stock, or, in certain circumstances, a combination of cash, other property, common stock or other securities, having a value of two times the purchase price of the right. In the event that we are acquired in a merger or other business combination transaction where we are not the surviving corporation, each holder of a right may purchase common stock or securities of the acquiror with a then current value of two times the purchase price of the right.

        The exercise price of the right, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

        At any time after the rights become exercisable and prior to the acquisition by an acquiror of 50% or more of our outstanding voting securities, our board of directors may exchange all or part of the rights (other than rights owned by a person or group which have become void) at an exchange ratio of one share of common stock, or one one-hundredth of a share of junior participating preferred stock per right (subject to adjustment).

        At any time after the rights become exercisable, subject to certain exceptions, and prior to the acquisition by an acquiror of 15% or more of our outstanding common stock, our board of directors may redeem all or part of the rights at a price of $.01 per right.

        The junior participating preferred stock purchasable upon exercise of the rights will be nonredeemable. Each share of junior participating preferred stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of common stock. In the event of liquidation, the holders of junior participating preferred stock will receive a preferred liquidation payment of $100 per whole share of junior participating preferred stock. Each whole share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the junior participating preferred stock as to dividends and liquidations, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Until a right is exercised, it will not entitle the holder to any rights as a shareholder of Community First (other than those as an existing shareholder). The rights will expire on January 5, 2005, unless they are redeemed or exchanged prior to that time.

        The rights agreement was amended and restated in 2002 to delete provisions of the rights plan that permitted only directors elected prior to a takeover attempt to redeem the rights.

        The rights plan is designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquiror to take us over in a manner or on terms not approved by the board of directors. Takeover attempts frequently include coercive tactics to deprive the board of directors and stockholders of any real opportunity to assess the acquiror's proposal or to seek other alternatives. Our board declared the rights dividend to deter coercive tactics, including a gradual accumulation of shares of common stock in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that may not treat all stockholders equally or may not maximize stockholder value. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The declaration of the rights dividend is not intended to prevent a takeover of us and will not do so. Because we may redeem the rights, they should not interfere with any merger or business combination approved by the board of directors.

        The rights may have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by the board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by the board of directors, unless the offer is conditioned upon the purchase or redemption of the rights.

Indemnification and Limited Liability

        Our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, the certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for such director's breach of duty as a director, except from liability for:

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  any breach of the director's duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  any liability under Section 174 of Delaware law for unlawful distributions; or

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  any transaction from which the director derived an improper personal benefit.

        This provision of the certificate of incorporation will limit the remedies available to a stockholder who is dissatisfied with a decision of the board of directors protected by this provision, and the stockholder's only remedy in that circumstance may be to bring a suit to prevent the action of the board of directors. In many situations, this remedy may not be effective, including instances when stockholders are not aware of a transaction or an event prior to action of the board of directors in respect of the transaction or event.

        Subject to certain limitations, our officers and directors are insured against losses arising from claims made against them for wrongful acts which they may become obligated to pay or for which we may be required to indemnify them.

Delaware Anti-Takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for three years after the person became an interested stockholder unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset sale, stock sale or other transaction that results in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of our voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders.

        Other Matters.    Our common stock is listed on The Nasdaq Stock Market under the symbol "CFBX." Wells Fargo Bank Minnesota, N.A., Minneapolis, Minnesota, is the transfer agent and registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

        The following summary contains a description of the general terms of the preferred stock, par value $.01 per share, that we may issue. We will describe other terms of any series of preferred stock in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our amended and restated certificate of incorporation and the certificate of designation that will be filed with the SEC in connection with any offering of any series of preferred stock.

General

        Our certificate of incorporation authorizes the board of directors to provide for the issuance of preferred stock, in one or more series, without stockholder action. The board of directors can determine the rights, preferences and limitations of each series. Under our certificate of incorporation, 2,000,000 shares of capital stock are authorized for issuance as preferred stock. Prior to the issuance of each series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock. The board of directors has established a series of 150,000 shares of junior participating preferred stock issuable under the rights agreement described above. As of May 9, 2003, we had no shares of preferred stock outstanding.

        The authority of the board of directors with respect to each such class or series shall include, but is not limited to, the determination of:

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  the distinctive serial designation of such class or series and the number of shares constituting such class or series;

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  the dividend rate for such class or series, and whether dividends shall be cumulative;

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  whether the shares of such class or series are redeemable and, if so, the terms and conditions of such redemption;

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  the obligation, if any, to establish a sinking fund;

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  the terms, if any, under which such class or series is convertible or exchangeable for shares of any other class or series;

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  whether the shares have voting rights and, if so, the terms and conditions of such voting rights;

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  the rights of the shares of such class or series in the event of our voluntary or involuntary liquidation, dissolution or winding up; and

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  any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such class or series.

        The shares of preferred stock of any one class or series will be identical with each other in all respects except as to the dates from and after which dividends shall cumulate, if cumulative. The preferred stock will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the applicable prospectus supplement relating to a particular series of preferred stock. Preferred stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor.

Dividend Rights

        Holders of the preferred stock of each series will be entitled to receive, when, and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. If variable, we will describe the formula or other method used for determining the applicable dividend rate for each dividend period in the applicable prospectus supplement. If fixed, dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.

        We may not declare or pay full dividends or set funds apart for the payment of any dividends that rank equally or junior to the preferred stock unless we have paid or set apart for payment dividends on the preferred stock. If we do not pay full dividends, the preferred stock will share dividends pro rata with the parity securities. We may not declare or pay dividends or set funds apart for the payment of dividends on any junior securities, unless we have paid full cumulative dividends for all dividend periods terminating on or before the date of the declaration or payment, or declared those dividends and set apart a sum sufficient for the payment on the preferred stock.

        Our ability to pay dividends on the preferred stock is subject to policies established by the Federal Reserve Board and the Office of the Comptroller of the Currency. See the "Supervision and Regulation" section of our annual report on Form 10-K, which is incorporated by reference in this prospectus. These agencies impose restrictions on under-capitalized depository institutions, including limits on paying dividends.

Rights Upon Liquidation

        If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If we do not pay in full the amounts payable with respect to the preferred stock of any series, and any other equally ranked or senior ranked securities, the holders of the preferred stock of that series and of the securities that rank equally with respect to distribution will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. Unless otherwise described in the prospectus supplement, after we pay in full the holders of preferred stock and any holders of securities that rank equal or senior, those holders will have no right or claim to any of our remaining assets.

Redemption

        A series of the preferred stock may be redeemable, in whole or in part, at our option or the option of the holder. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. We will describe in the prospectus supplement the redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series.

        In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate, except for the right to receive the redemption price.

        Under current regulations, bank holding companies may exercise an option to redeem shares of preferred stock included as Tier 1 capital, or exchange the preferred stock for debt securities, without the prior approval of the Federal Reserve Board, if the bank holding company will remain well capitalized after redemption, is well-managed, and is not the subject of any unresolved supervisory issues as determined under applicable banking laws and rules.

Voting Rights

        Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights, except as set forth below or as otherwise required by law. In the case of any series of preferred stock having one vote per share on matters on which holders of the series are entitled to vote, the voting power of that series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will depend on the number of shares in the series, not the aggregate stated value, liquidation preference or initial offering price of the shares of the series of the preferred stock.

        So long as any preferred stock of any series remains outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the shares of the preferred stock outstanding at the time, voting as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up:

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  issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; or

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  amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our certificate of incorporation or the certificate of designations of the preferred stock so as to adversely affect any powers, preferences, privileges or rights of the preferred stock.

        However, any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect these powers, preferences, privileges or rights.

        Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors because dividends on the series are in arrears, the series may then be deemed a "class of voting securities" and a holder of 25% or more of that series, or a holder of 5% or more if it otherwise exercises a "controlling influence" over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, whenever a series is deemed a class of voting securities, any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Conversion Rights

        The prospectus supplement relating to any series of the preferred stock that is convertible will state the terms on which shares of that series are convertible into our other securities.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The debt securities will be issued under an indenture between us and the trustee named in the prospectus supplement. As used in this section of the prospectus, debt securities means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture. This discussion does not include the junior subordinated debentures that may be issued to CFB Capital VI, described later in this prospectus under the heading "Description of the Junior Subordinated Debentures."

        We have summarized certain terms and provisions of the indenture in this section. The summary is not complete. We have also filed a form of the indenture as an exhibit to the registration statement that is incorporated by reference to this prospectus. We will execute an indenture if we issue any debt securities. You should read the indenture, and any applicable supplemental indenture, for additional information concerning the debt securities.

General

        The debt securities will be our direct unsecured obligations. The indenture does not limit the amount of debt securities that we may issue, permits us to issue debt securities from time to time and permits us to issue supplemental indentures for series of debt securities. Debt securities issued under the indenture will be issued as part of a series that has been established by us pursuant to the indenture. Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title and type of the debt securities;

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  any limit on the total principal amount of the debt securities;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date of the debt securities;

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  if the debt securities will bear interest;

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  if the debt securities are issued at original issue discount;

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  the interest rate on the debt securities;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities;

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  the first interest payment date;

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  the person to whom interest and principal is payable;

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  any circumstances under which we may defer interest payments;

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  any optional conversion provisions that would permit us or the holders of debt securities to elect to convert the debt securities prior to their final maturity;

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  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

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  any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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  whether the debt securities will be subordinated to our other debt;

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  any changes to or additional events of default (as defined below);

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  any changes to or additional covenants;

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  whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities and the book-entry system maintained for the global securities (a global security means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities);

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  any special tax implications of the debt securities; and

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  any other terms of the debt securities.

Payment and Transfer

        In the prospectus supplement, we will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the note register or by wire transfer to an account designated by that person. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each, or multiples of $1,000.

Global Securities

        The indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

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  the resulting or acquiring corporation (if other than us) assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

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  immediately after the transaction, no event of default exists under the indenture.

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

        Under the indenture, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the rate of interest;

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  a change in the place of payment or currency in which any payment on the debt securities is payable;

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  a limitation of a holder's right to sue us for the enforcement of certain payments due on the debt securities; and

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  a reduction in the percentage of outstanding debt securities required to consent to a modification, waiver or amendment of the indenture.

Events of Default; Notice

        The term, "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

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  failure to pay interest on any debt security of that series for 10 days after the payment is due;

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  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to perform any other covenant in the indenture that applies to debt securities of that series for 30 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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  default in payment of principal amount of $2 million or more under any indebtedness for borrowed money (including other series of debt securities), or default under any mortgage, lien or other similar encumbrance, indenture or instrument (including the indenture) which secures any indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of indebtedness greater than $2 million, unless such default is cured or such acceleration is rescinded;

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  certain events in bankruptcy, insolvency or reorganization;

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  a final judgment for payment of money in excess of $1 million is entered against us and the judgment is unsatisfied for 60 days without a stay of execution; or

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  any other event of default that may be specified for the debt securities of that series when that series is created.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

        The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each quarter that states that certain defaults do not exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default (except defaults in the payment of principal, premium, or interest) if it considers the withholding of notice to be in the best interests of the holders.

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee.

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered indemnification satisfactory to, the trustee to begin a proceeding;

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  the trustee has not started a proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce a payment.

        The prospectus supplement for a particular series of debt securities may describe additional covenants or events of default that may be contained in a supplemental indenture for that series of debt securities.

DESCRIPTION OF CAPITAL SECURITIES

        This is a summary of provisions of the capital securities and the trust agreement as amended and restated by and among us and Wilmington Trust Company, the administrative trustees and the several holders. The trust is expected to have five trustees. Three trustees will be our employees or officers. These are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in Delaware. That is the Delaware trustee. Initially, Wilmington Trust Company will act as Delaware trustee. The fifth trustee, called the property trustee, will also be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Wilmington Trust Company will also act as guarantee trustee and indenture trustee under a separate guarantee agreement and separate indenture related to the trust regarding compliance with the Trust Indenture Act. We, as holder of all the trust's common securities, will have the right to appoint, or remove any trustee, unless an event of default has occurred and is continuing, in which case only the holders of the capital securities may remove the Delaware trustee or the property trustee. The trust will have a term of approximately 35 years, but may terminate earlier as provided in the trust agreement.

        The trust agreement will authorize an administrative trustee to issue on behalf of the trust the capital securities and common securities of the trust, collectively called the trust securities. The capital securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust which will be held by us.

        The particular provisions of any capital security will be contained in a prospectus supplement. The prospectus supplement will describe among other things:

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  the title of the capital securities;

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  any limit upon the principal amount of the capital securities and Community First's right, if any, to increase that amount;

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  the date or dates on which the principal of the capital securities is payable or the method of determining the date and our rights to shorten the date;

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  the rate or rates, if any, at which the capital securities bear interest;

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  the date or dates on which interest is due;

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  the right of ours, if any, to defer or extend an interest payment date on the junior subordinated debentures and thereby defer or extend interest paid by the trust;

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  the regular record date for interest payments or the method by which the date is calculated;

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  the place or places where the principal of and any additional sums, if any and interest on the capital securities will be made;

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  any period or periods in which the capital securities may be redeemed in whole or in part, the price of any redemption and the terms and conditions that must be satisfied in connection with such redemption;

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  the denominations of any capital securities if other than $25.00;

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  if any capital securities are issued in a currency other than that of the United States;

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  any additions, modifications or changes with respect to an event of default;

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  if other than the principal amount, any portion of the principal amount of the capital securities that is payable upon a declaration of acceleration of the maturity;

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  any index or indices used to determine the amount of payments of principal or other sums payable on the capital securities and the manner in which such amounts are determined;

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  the terms and conditions of the issuance of a global security representing all of the capital securities related to the applicable trust and the exchange of the temporary global security for a definitive global security;

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  whether the capital security will be issued in whole or in part in the form of one or more global securities, and if so, identifying the depositary for the global security and indicating whether the depositary is a clearing agency under the Securities Exchange Act;

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  if applicable, the book-entry system maintained by Depository Trust Corporation for the issuance and transfer of the capital securities and, if applicable, the junior subordinated debentures;

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  the appointment of any paying agent, registrar and transfer agent and their respective duties;

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  the terms and applicable conditions, if any, of any right to convert or exchange the capital securities into other securities of ours;

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  income tax considerations for the holder of capital securities;

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  the transfer restrictions, if any, and legends that will be on the capital securities;

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  covenants and restrictions in the trust agreement and guarantee agreement;

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  the degree, if any, that the capital securities will be senior, junior or equal to other securities or, indebtedness of ours, our subsidiaries or other trusts that we have or could sponsor; and

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  any other terms of the capital securities that are consistent with the trust agreement.

Events of Default; Notice

        Any one of the following events that has occurred and is continuing will be an "event of default" under the trust agreement with respect to the capital securities (whatever the reason for the event of default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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  the occurrence of an event of default under the indenture governing the junior subordinated debentures issued by us;

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  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default 30 days;

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  default in the payment of any redemption price of any trust security when it becomes due and payable;

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  default in the performance, or material breach, of any covenant or warranty of the trustees in the trust agreement, and continuation of the default or breach, for 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities, a notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

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  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee must transmit notice of the event of default to the holders of the capital securities, the administrative trustees and us, unless the event of default has been cured or waived. We and the administrative trustees are required to file annually with the property trustee a certificate indicating whether we are in compliance with all the conditions and covenants applicable under the trust agreement.

Removal of Trustees

        Unless an event of default has occurred and is continuing, we will be able to remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority of the liquidation amount of the capital securities will be able to remove the property trustee and the Delaware trustee. The holders of the capital securities may not vote to appoint, remove or replace the administrative trustees. Those voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

        Unless an event of default under the indenture has occurred and is continuing, at any time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any of the trust property. In either case these trustees will have the powers as may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or Consolidation of Trustees

        Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

        Restrictions on the trust's ability to merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person will be set forth in an accompanying prospectus supplement.

Voting Rights; Amendment of the Trust Agreement

        Except as provided below and under "Description of Guarantee—Amendments and Assignment" and as otherwise required by the Trust Indenture Act, the trust agreement, the related indenture, or applicable laws, the holders of the capital securities will have no voting rights.

        The trust agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the capital securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement as long as the amendment does not have a material adverse affect on the interests of any holder of trust securities; or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

        The trust agreement may be amended by the administrative trustees and us with the consent of holders of a majority of the aggregate liquidation amount of the outstanding trust securities, if the trustees receive an opinion of counsel that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or its exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or restrict the right of a holder of trust securities to institute suit for the enforcement of any distribution payment on or after that date. Other provisions governing amendment of the trust agreement will be set forth in the prospectus supplement.

Global Capital Securities

        Unless the prospectus supplement indicates otherwise, the capital securities are expected to be represented by one or more global capital securities registered in the name of the Depository Trust Company, New York, New York, referred to as DTC, or its nominee. A global capital security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global capital securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the capital securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, or in the prospectus supplement, capital securities in definitive form will not be issued in exchange for the global capital securities.

Information Concerning the Property Trustee

        The property trustee will undertake to perform only the duties set forth in the trust agreement except in the case of a default. Subject to the duties in the event of a default, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default under the trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of capital securities are entitled to vote, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The administrative trustees will be authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  •
  the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

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  the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

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  the junior subordinated debentures will be treated as our indebtedness for federal income tax purposes.

        In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes. The administrative trustees may assist in listing the capital securities on the Nasdaq National Market or a national securities exchange. Holders of the capital securities will have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that they determine in their discretion to be necessary or desirable for these purposes, as long as such action does not materially adversely affect the interests of the holders of the related capital securities. Holders of the capital securities have no preemptive or similar rights. The trust will not be able to borrow money or issue debt or mortgage or pledge any of its assets. We have agreed to indemnify the trustees against all claims that arise from the performance of the trust agreement. The Securities and Exchange Commission has advised that indemnification for securities law liabilities is against public policy and unenforceable.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        The following discussion is a summary of provisions of the junior subordinated debentures that we will issue to the trust. The junior subordinated debentures will be issued under a subordinated indenture between us and Wilmington Trust Company, as trustee (the "indenture trustee"). For more detailed information, please read the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be qualified under the Trust Indenture Act.

        Concurrently with the issuance of the capital securities, the trust will invest the proceeds, together with the consideration paid by us for the trust's common securities, in junior subordinated debentures issued by us. The junior subordinated debentures will be issued as unsecured debt under the indenture.

General

        The following description of the junior subordinated debentures sets forth certain general terms and conditions. The particular provisions of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe among other things:

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  the title of the junior subordinated debentures;

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  any limit upon the principal amount of the junior subordinated debentures and our right, if any, to increase that amount;

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  the date or dates on which the principal on the junior subordinated debentures is payable or the method of determining the date and our rights to change the date;

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  the rate or rates, if any, at which the junior subordinated debentures bear interest;

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  the date or dates on which interest is due;

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  the right of ours, if any, to defer or extend an interest payment date;

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  the regular record date for interest payments or the method by which such date is calculated;

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  the place or places where the principal of and any additional sums, if any and interest on the subordinated debentures will be made;

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  any period or periods in which the junior subordinated debentures may be redeemed in whole or in part, the price of any redemption and the terms and conditions that must be satisfied in connection with a redemption;

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  the denominations of any junior subordinated debenture if other than $25.00;

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  if any junior subordinated debenture is issued in a currency other than that of the United States;

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  any additions, modifications or changes with respect to an event of default;

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  if other than the principal amount, any portion of the principal amount of the junior subordinated debenture that is payable upon a declaration of acceleration of the maturity;

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  any additions or changes to the junior subordinated indenture as may be necessary to issue junior subordinated debentures in bearer form;

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  any index or indices used to determine the amount of payments of principal or other sums payable on the junior subordinated debentures and the manner in which the amounts are determined;

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  the terms and conditions of the issuance of a global security representing all of the junior subordinated debentures related to the trust and the exchange of the temporary global security for a definitive junior subordinated debenture;

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  whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities, and if so, identifying the depositary for the global security and indicating whether the depositary is a clearing agency under the Securities Exchange Act and describing the system of book-entry by the depository;

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  the circumstances, if any, under which the indenture may be amended;

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  the appointment of any paying agent or agents;

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  the terms and conditions, if any, of any right to convert or exchange the junior subordinated debentures into other securities of ours;

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  the transfer restrictions, if any, and legends that will be on the junior subordinated debentures;

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  income tax considerations to holders of junior subordinated debentures if distributed to holders of capital securities;

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  the form of trust agreement and guarantee agreement;

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  the degree, if any, that the junior subordinated debentures will be senior, junior or equal to other securities, indebtedness of ours, our subsidiaries or other trusts that we have or could sponsor; and

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  any other terms of the junior subordinated debentures that are consistent with the junior subordinated indenture.

Distribution Upon Liquidation

        Under certain circumstances involving the termination of the trust, the junior subordinated debentures may be distributed to the holders of the capital securities upon liquidation of the trust after satisfaction of liabilities to creditors of the trust. If the junior subordinated debentures are distributed to holders of the capital securities in liquidation, they will initially be issued in the form of one or more global securities and the depositary, or any successor depositary for the capital securities, will also act as depositary for the junior subordinated debentures. It is anticipated that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities. If the junior subordinated debentures are distributed to the holders of capital securities on the liquidation of trust, there can be no assurance as to the market price of the junior subordinated debentures.

Restrictions on Certain Payments

        When we have issued the junior subordinated debentures to the trust in connection with the issuance of the capital securities by the trust and there has occurred one of the following:

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  any event that would constitute a debenture event of default under the indenture, and we have not taken reasonable steps to cure the default;

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  we have given notice of our election of an extension period as provided in the indenture for the junior subordinated debentures and it has not rescinded the notice, or the extension period is continuing; or

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  we are in default on any obligation under the guarantee while the junior subordinated debentures are held by the trust,

then we will not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

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  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its junior debt securities, including other junior subordinated debt that ranks equal to or junior to the junior subordinated debentures; or

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  make any guarantee payments with respect to any guarantee by us of the debt securities of any of its subsidiaries if the guarantee ranks equal to or junior to the junior subordinated debentures, except that we may:

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  pay dividends or distributions in common stock;

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  declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any rights plan in the future or redeem or repurchase any rights pursuant to a rights plan;

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  make payments under the guarantee; and

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  purchase common stock related to rights under any of our benefit plans for its directors, officers or employees.

Subordination

        The junior subordinated debentures rank equally with any trust securities we have and may issue, and will be subordinate to all of our existing and future debt, other than the trust securities, unless those obligations are specifically subordinated. Upon payment or distribution of assets to creditors upon liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of us, holders of senior and subordinated debt will first be entitled to receive payment in full of principal and interest, if any, on any senior and subordinated debt before the holders of junior subordinated debentures will be entitled to receive any payments on the junior subordinated debentures.

        In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior and subordinated debt outstanding at the time of the acceleration, will first be entitled to receive payment in full of all amounts due on the senior or subordinated debt, including any amounts due upon acceleration, before the holders of junior subordinated debentures will be entitled to receive payment on the junior subordinated debentures. However, holders of subordinated debt will not receive payment if the subordinated debt is subordinated to trade creditors.

        We will not pay principal or interest on the junior subordinated debentures if a default has occurred and is continuing on any senior and subordinated debt, or if there has been acceleration of any senior or subordinated debt due to an event of default, or if any judicial proceeding shall be pending on a default on any senior subordinated debt.

        Debt means for purposes of the indenture:

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  every obligation for money borrowed;

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  every obligation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  every reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities issued;

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  every obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

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  every capital lease obligation; and

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  every obligation of the type referred to above and all dividends of the payment of which, in either case, has been guaranteed.

        Senior and subordinated debt, means under the indenture, the principal, premium, and interest, if any, on debt, whether incurred on or prior to the date of the indenture or thereafter incurred, unless it is provided in a governing instrument that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt which is equal to, or subordinated to, the junior subordinated debentures. However, senior debt does not include:

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  any debt of ours which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to Community First;

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  any debt of ours to any of our subsidiaries;

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  any debt to any employee of ours;

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  any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

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  the guarantee described below; and

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  any other debt securities issued pursuant to the indenture.

        The indenture places no limitation on the amount of additional senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness that will be senior and subordinated debt.

Modification of Indenture

        We and the indenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the indenture to cure ambiguities, defects or inconsistencies, as long as the action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the capital securities if outstanding, and qualify, or maintain the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting us and the indenture trustee, with the consent of a majority of the holders in principal amount of the outstanding junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures; but no modification without the consent of all holders of outstanding junior subordinated debentures can:

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  change the stated maturity of the junior subordinated debentures;

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  reduce the principal amount of the junior subordinated indentures;

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  reduce the rate or extend the time of payment of interest; or

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  reduce the percentage of principal amount of junior subordinated debentures.

        So long as any of the capital securities remain outstanding, no modification may be made that adversely affects the holders of capital securities in any material respect, and no termination of the indenture may occur, and no waiver of any default under the indenture or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the capital securities unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest has been paid in full and certain other conditions are satisfied.

Debenture Events of Default

        The indenture provides that any one or more of the following described events or actions by Community First that has occurred and is continuing constitutes a "debenture event of default" on the junior subordinated debentures:

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  failing for 30 days to pay any interest when due on the junior subordinated debentures, subject to the deferral of any due date if an extension of interest payment is permitted;

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  failing to pay any principal when due on the junior subordinated debentures whether at maturity, upon redemption by declaration or otherwise;

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  failing to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice to us from the indenture trustee or to us and the indenture trustee by the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures; or

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  certain events in bankruptcy, insolvency or reorganization of us.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a default under the indenture. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may cancel a declaration of principal due and waive the default if:

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  the default is failure to pay principal on the junior subordinated debentures which has become due solely by acceleration;

  •
  the default has been cured; and

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  a sum to pay all matured installments of interest and principal due other than due to acceleration has been deposited with the indenture trustee.

        If the holders of the junior subordinated debentures do not cancel a declaration of principal due and waive the default, then the holders of a majority in aggregate liquidation amount of the capital securities will have that right.

        If a default under the indenture occurs and is continuing, the property trustee may declare the principal and the interest on junior subordinated debentures, and any other amounts payable under the indenture, to be due and enforce its other rights as a creditor with respect to the junior subordinated debentures. We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the indenture.

Enforcement of Certain Rights by Holders of Capital Securities

        If a default under the indenture has occurred and is continuing and the default is because we have not paid interest or principal on the junior subordinated debentures on the date due, a holder of capital securities may institute a direct action against us for enforcement of payment of the principal or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of the holder. We may not amend the indenture to remove the right of holders to bring a direct action without the consent of all holders of capital securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Exchange Act. We have the right under the indenture to set-off any payment made to the holder of capital securities by us in connection with a direct action. The holders of the capital securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, and no entity may consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  in the event we consolidate with or merge into another entity or convey or transfer our properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and the successor entity expressly assumes our obligations on the junior subordinated debentures issued under the indenture;

  •
  immediately after giving effect to the transaction, no event of default under the indenture will occur; and

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  certain other conditions as prescribed in the indenture are met.

        The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

        The indenture will cease to be of further effect and we will have satisfied and discharged its obligations when, among other things, all junior subordinated debentures not previously delivered to the indenture trustee for cancellation:

  •
  have become due and payable; or

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  will become due and payable at their stated maturity within one year, and we deposit with the indenture trustee funds in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest to the date of the deposit or to the stated maturity, as the case may be, except, that we may have to pay all other sums due pursuant to the indenture and provide the officers' certificates and opinions of counsel.

Governing Law

        The indenture and the junior subordinated debentures will be governed by and construed in accordance with Minnesota law except that immunities and the standard of care of the indenture trustee are governed by Delaware law.

Information Concerning the Indenture Trustee

        The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Covenants of Community First

        In addition to any covenants specifically set forth in the prospectus supplement, we will also covenant, as to the junior subordinated debentures:

  •
  to maintain directly or indirectly 100% ownership of the common securities of the trust to which junior subordinated debentures have been issued, provided that certain successors which are permitted pursuant to the indenture may succeed to our ownership of the common securities;

  •
  not to voluntarily terminate, wind up or liquidate the trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except in connection with a distribution of junior subordinated debentures to the holders of the capital securities in liquidation of the trust, or in connection with certain mergers, consolidations, or amalgamations permitted by the trust agreement; and

  •
  to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF GUARANTEE

        We will provide the capital securities guarantee agreement concurrently with the issuance of the capital securities for the benefit of the holders of the capital securities. Wilmington Trust Company will act as guarantee trustee under the guarantee for the purposes of compliance with the Trust Indenture Act, and the guarantee will be qualified as an indenture under the Trust Indenture Act. The following is a summary of provisions of the guarantee for more detailed information, please review the guarantee agreement, including its definitions and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. The guarantee trustee will hold the guarantee for the benefit of the holders of the capital securities.

General

        The guarantee is an irrevocable guarantee, on a subordinated basis, of the trust's obligations under the capital securities, but will apply only to the extent that the trust has sufficient funds to make payments, and is not a guarantee of collection. We will irrevocably agree to pay in full on a subordinated basis, to the extent the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments with respect to the capital securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has funds on hand available for distributions at the time;

  •
  the redemption price with respect to any capital securities called for redemption to the extent that the trust has funds on hand available for redemption at the time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the junior subordinated debentures are distributed to holders of the capital securities), the lesser of: (1) the liquidation distribution and (2) the amount of assets of the trust remaining available for distribution to holders of capital securities.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of the capital securities or by causing the trust to pay the amounts to the holders. If we do not make interest payments on the junior subordinated debentures held by the trust, the trust will not be able to pay distributions on the capital securities. The guarantee will rank junior to all senior and subordinated debt of ours. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except if we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee will be subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to the assets of us for payments. Generally, the guarantee will not limit us from incurring or issuing secured or unsecured debt, whether under the indenture, any other indenture that we may enter into or otherwise.

        We will, through the guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the capital securities. Please see "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

        The guarantee will be an unsecured obligation of ours and will rank junior to all senior and subordinated debt in the same manner as the junior subordinated debentures. The guarantee is a guarantee of payment but not of collection. For example, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held for the benefit of the holders of the capital securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust, or upon distribution of the junior subordinated debentures to the holders of the capital securities. The guarantee does not place a limitation on the amount of additional senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior and subordinated debt.

Amendments and Assignment

        Except for changes that do not materially adversely affect the rights of holders of the capital securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding capital securities. Please see "Description of the Capital Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the guarantee bind our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the capital securities outstanding at that time.

Events of Default

        An event of default under the guarantee will occur if we do not perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of the capital securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than upon the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill that a prudent person would exercise or use in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might be incur in exercising the powers, but this does not relieve the guarantee trustee of its obligations to exercise the rights and powers under the guarantee in the event of a default.

Termination of the Guarantee

        The guarantee will terminate upon full payment of the redemption price of the capital securities, upon full payment of the amounts due upon liquidation of the trust or upon distribution of junior subordinated debentures to the holders of the capital securities. The guarantee will continue to be effective or will be reinstated if, at any time, any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

        The guarantee will be governed by and construed in accordance with Minnesota law.

The Expense Agreement

        We will enter into an agreement as to expenses and liabilities of the trust. Under this expense agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the capital securities or other similar interests in the trust of the amounts due to holders to the terms of the capital securities similar interests.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

        We will irrevocably guarantee payments of distributions and other amounts due on the capital securities to the extent the trust has funds available for the payment of these distributions, to the extent set forth under "Description of Guarantee." Taken together, our obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the guarantee will provide, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the capital securities. If Community First does not make payments on the junior subordinated debentures, the trust will not pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay distributions. In that event, the holder of capital securities can institute a legal proceeding directly against us to enforce payment of distributions. Our obligations under the guarantee are junior to all our senior and subordinated debt.

Sufficiency of Payments

        As long as payments of interest and other payments are made when due on the junior subordinated debentures, the payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

  •
  the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and common securities;

  •
  the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

  •
  we will pay for all costs, expenses and liabilities of the trust, except the trust's obligations to holders of capital securities; and

  •
  the trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        We have the right to set-off any payment we are otherwise required to make under the indenture to the extent we have made or are making under the guarantee.

Enforcement Rights of Holders of the Capital Securities Under the Guarantee

        A holder of any of the capital securities will be able to institute a legal proceeding directly against us to enforce the holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A default under any of our senior and subordinated debt would not constitute a default under the trust agreement. However, in the event of payment defaults under, or acceleration of, our senior and subordinated debt, the subordination provisions of the indenture provide that no payments may be made on the junior subordinated debentures until the senior and subordinated debt has been paid in full or any payment default has been cured or waived. Our failure to make required payments on the junior subordinated debentures would constitute an event of default under the trust agreement.

Limited Purpose of the Trust

        The capital securities will represent a beneficial interest in the trust, and the trust exists for the sole purpose of issuing the capital securities and investing the proceeds from their sale in our junior subordinated debentures. A principal difference between the rights of a holder of the capital securities and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of, and interest accrued on, junior subordinated debentures held, while a holder of the capital securities is entitled to receive distributions from the trust, or from us under the guarantee, to the extent the trust has funds available for the payment of distributions.

Rights Upon Termination

        Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the junior subordinated debentures, the holders of capital securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior and subordinated debt as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of its capital securities, the positions of a holder of the capital securities and a holder of junior subordinated debentures relative to other creditors and to stockholders of ours in the event of our liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

        We and the trust may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Distribution Through Underwriters

        We and the trust may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we and the trust will execute an underwriting agreement at the time of the sale and we will name the underwriters in a prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless certain conditions are satisfied. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

        We and the trust may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell such offered securities to the public at fixed or varying prices to be determined by such dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in a prospectus supplement.

Distribution Through Agents

        We and the trust may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

        We and the trust may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any such sales in a prospectus supplement.

General Information

        Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set for the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

        If the prospectus supplement indicates, we will authorize dealers or agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We and the trust may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

        When we or the trust issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

        To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

  •
  An overallotment in connection with an offering creates a short position in the offered securities for the underwriters' own account.

  •
  An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

  •
  Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

  •
  The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

        Lindquist & Vennum P.L.L.P. will issue an opinion about the legality of the securities offered by this prospectus. Lindquist & Vennum will also provide an opinion relating to certain income tax considerations in connection with the issuance of capital securities. Richards, Layton & Finger, P.A. will provide an opinion related to certain legal matters of Delaware law concerning existence and formation of the trusts, the enforceability of the trust agreement and the validity of the capital securities. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2002,

as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on our consolidated financial statements issued at future dates, and it consents to the future use of their report, those future consolidated financial statements also will be incorporated by reference in this prospectus in reliance on their report given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$9,708
Legal Fees and Expenses*	50,000
Trustee Fees and Expenses*	10,000
Accounting Fees and Expenses*	45,000
Blue Sky Fees and Expenses*	10,000
Indenture Fees and Expenses	30,000
Printing and Engraving Fees*	20,000
Fees of Transfer Agent and Registrar	15,000
Rating Agency Fees*	25,000
Miscellaneous*	5,292

Total	$220,000

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.    Indemnification of Directors and Officers

        Under provisions of the Bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

        The Company currently has in effect policies of insurance, which provide insurance protection to its directors and officers against some liabilities, which may be incurred by them on account of their services to the Company. The Company has also entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the fullest extent permitted by Delaware law, except that with respect to an action commenced by an indemnitee against the Company or by the indemnitee as a derivative action by or in the right of the Company, such indemnitees shall be indemnified at the discretion of the Board of Directors. Subject to certain limitations, the agreements also provide for indemnification against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of the Company) to which the indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the indemnitee is or was at any time a director, officer, employee, or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

        Section 145 of the Delaware General Corporation Law states:

        (a)    A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

        Pursuant to the terms of forms of underwriting agreements and form of selling agency agreement filed as Exhibits 1(a) and 1(b) to this Registration Statement, the directors and officers of the Registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related prospectus and prospectus supplement.

ITEM 16.    Exhibits

        The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Purchase Agreement for the Common Stock*
1.2	Form of Purchase Agreement for Preferred Stock**
1.3	Form of Purchase Agreement for Debt Securities***
1.4	Form of Purchase Agreement for the Capital Securities****
4.3	Form of Senior Indenture for Senior Notes*
4.5	Form of Senior Note (included in exhibit 4.3)*
4.7	Form of Subordinated Indenture for Subordinated Notes*
4.9	Form of Subordinated Note (included in Exhibit 4.7)*
4.10
Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on January 9, 1995 and as amended on August 13, 2002 as filed with Amendment No. 1 to Form 8-A filed on December 6, 2002)
4.11	Form of Certificate of Designation for Preferred Stock*
4.12
Rights Agreement dated as of January 5, 1995 by and between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Form 8-A filed by the Registrant on January 9, 1995 and as amended on August 13, 2002 as filed with Amendment No. 1 to Form 8-A filed on December 6, 2002)
4.13	Specimen Preferred Stock Certificate*
4.14	Trust Agreement of CFB Capital VI***
4.15	Form of Subordinated Indenture between the Registrant and Wilmington Trust Company as Indenture Trustee relating to the Junior Subordinated Debentures issued to CFB Capital VI***
4.16	Form of Junior Subordinated Debenture of CFB Capital VI (included as exhibit to 4.15)***
4.17	Certificate of Trust of CFB Capital VI dated as of May 15, 2003***
4.18	Form of Amended and Restated Trust Agreement of CFB Capital VI***
4.19	Form of Capital Security Certificate of CFB Capital VI (included as exhibit to 4.18)***
4.20	Form of Capital Securities Guarantee Agreement of CFB Capital VI ***
4.21	Form of Agreement as to expenses and liabilities (included as exhibit to 4.18)***
5.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant***
5.2	Opinion of Delaware counsel to CFB Capital VI***
8.1	Opinion of counsel as to certain federal income tax matters**
12.1	Ratio of Earnings to Fixed Charges*****

23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5.1 above)***
23.2	Consent of Ernst & Young LLP***
23.3	Consent of Delaware Counsel (included as part of Exhibit 5.2 above)***
24	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, with respect to the % Junior Subordinated Debentures of Community First Bankshares, Inc.***
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, with respect to % Cumulative Capital Securities of CFB Capital VI***
25.3
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, with respect to the guarantee of Community First Bankshares, Inc. on the % Cumulative Capital Securities of CFB Capital VI***

*
Incorporated by reference to the same numbered exhibits to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 333-37527 and filed November 21, 1997.

**
To be filed on Form 8-K or by amendment.

***
Filed herewith.

****
Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form S-3, No. 333-83240 and filed on February 22, 2002.

*****
Incorporated by reference to the same numbered exhibit to the registrant's Form 10-Q filed on May 14, 2003.

ITEM 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)    The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and as duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on the 13th day of June, 2003.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ MARK A. ANDERSON Mark A. Anderson President, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates indicated:

Signature	Title	Date

/s/ MARK A. ANDERSON Mark A. Anderson	President and Chief Executive Officer (principal executive officer)	June 11, 2003
/s/ PATRICK DELANEY Patrick Delaney	Director	June 5, 2003
/s/ JOHN H. FLITTIE John H. Flittie	Director	June 11, 2003
/s/ THOMAS GALLAGHER Thomas Gallagher	Director	June 16, 2003
/s/ DARRELL G. KNUDSON Darrell G. Knudson	Director	June 11, 2003
/s/ DENNIS M. MATHISEN Dennis M. Mathisen	Director	June 11, 2003
/s/ LAURIS N. MOLBERT Lauris N. Molbert	Director	June 5, 2003
/s/ RAHN K. PORTER Rahn K. Porter	Director	June 6, 2003
/s/ MARILYN R. SEYMANN Marilyn R. Seymann	Director	June 11, 2003
/s/ HARVEY L. WOLLMAN Harvey L. Wollman	Director	June 6, 2003
/s/ CRAIG A. WEISS Craig A. Weiss	Executive Vice President, Chief Financial Officer (principal accounting officer)	June 11, 2003

        Pursuant to the requirements of the Securities Act of 1933, CFB Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on this 13th day of June, 2003.

CFB CAPITAL VI
By	COMMUNITY FIRST BANKSHARES, INC. as Depositor
By	/s/ THOMAS ANDERSON Thomas Anderson Executive Vice President, Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Community First Bankshares, Inc., a Delaware corporation (the "Corporation"), does hereby make, constitute and appoint Mark A. Anderson, Craig A. Weiss and Thomas R. Anderson or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of debt securities or other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC. The undersigned also grants to said attorneys-in-fact, and each of them full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This power of Attorney shall remain in effect until revoked in writing by the undersigned.

Signature	Title	Date

/s/ MARK A. ANDERSON Mark A. Anderson	President and Chief Executive Officer (principal executive officer)	June 11, 2003
/s/ PATRICK DELANEY Patrick Delaney	Director	June 5, 2003
/s/ JOHN H. FLITTIE John H. Flittie	Director	June 11, 2003
/s/ THOMAS GALLAGHER Thomas Gallagher	Director	June 16, 2003
/s/ DARRELL G. KNUDSON Darrell G. Knudson	Director	June 11, 2003
/s/ LAURIS N. MOLBERT Lauris N. Molbert	Director	June 5, 2003
/s/ DENNIS M. MATHISEN Dennis M. Mathisen	Director	June 11, 2003
/s/ RAHN K. PORTER Rahn K. Porter	Director	June 6, 2003
/s/ MARILYN R. SEYMANN Marilyn R. Seymann	Director	June 11, 2003
/s/ HARVEY L. WOLLMAN Harvey L. Wollman	Director	June 6, 2003

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Purchase Agreement for the Common Stock*
1.2	Form of Purchase Agreement for Preferred Stock**
1.3	Form of Purchase Agreement for Debt Securities***
1.4	Form of Purchase Agreement for the Capital Securities****
4.3	Form of Senior Indenture for Senior Notes*
4.5	Form of Senior Note (included in exhibit 4.3)*
4.7	Form of Subordinated Indenture for Subordinated Notes*
4.9	Form of Subordinated Note (included in Exhibit 4.7)*
4.10	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on January 9, 1995 and as amended on August 13, 2002 as filed with Amendment No. 1 to Form 8-A filed on December 6, 2002)
4.11	Form of Certificate of Designation for Preferred Stock*
4.12	Rights Agreement dated as of January 5, 1995 by and between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Form 8-A filed by the Registrant on January 9, 1995 and as amended on August 13, 2002 as filed with Amendment No. 1 to Form 8-A filed on December 6, 2002)
4.13	Specimen Preferred Stock Certificate*
4.14	Trust Agreement of CFB Capital VI***
4.15	Form of Subordinated Indenture between the Registrant and Wilmington Trust Company as Indenture Trustee relating to the Junior Subordinated Debentures issued to CFB Capital VI***
4.16	Form of Junior Subordinated Debenture of CFB Capital VI (included as exhibit to 4.15)***
4.17	Certificate of Trust of CFB Capital VI dated as of May 15, 2003***
4.18	Form of Amended and Restated Trust Agreement of CFB Capital VI***
4.19	Form of Capital Security Certificate of CFB Capital VI (included as exhibit to 4.18)***
4.20	Form of Capital Securities Guarantee Agreement of CFB Capital VI ***
4.21	Form of Agreement as to expenses and liabilities (included as exhibit to 4.18)***
5.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant***
5.2	Opinion of Delaware counsel to CFB Capital VI***
8.1	Opinion of counsel as to certain federal income tax matters**
12.1	Ratio of Earnings to Fixed Charges*****
23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5.1 above)***
23.2	Consent of Ernst & Young LLP***
23.3	Consent of Delaware Counsel (included as part of Exhibit 5.2 above)***
25	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, with respect to the % Junior Subordinated Debentures of Community First Bankshares, Inc.***
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, with respect to % Cumulative Capital Securities of CFB Capital VI***
25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, with respect to the guarantee of Community First Bankshares, Inc. on the % Cumulative Capital Securities of CFB Capital VI***

*
Incorporated by reference to the same numbered exhibits to Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 333-37527 and filed November 21, 1997.

**
To be filed on Form 8-K or by amendment.

***
Filed herewith.

****
Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form S-3, No. 333-83240 and filed on February 22, 2002.

*****
Incorporated by reference to the same numbered exhibit to the registrant's Form 10-Q filed on May 14, 2003.

QuickLinks

CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
COMMUNITY FIRST BANKSHARES
THE TRUST
WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF CAPITAL SECURITIES
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX